Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-184122, 333-70943, 333-53312, 333-49079, 333-105816) and Form S-8 (Nos. 333-05737, 333-37733, 333-70933, 333-38596, 333-45650, 333-53334, 333-61844, 333-61842, 333-102285, 333-111032, 333-144039) of Actavis, Inc. of our report dated February 26, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Florham Park, New Jersey

February 26, 2013